SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of ___________, 2013, by Staffing 360 Solutions, Inc., a Nevada corporation (the “Company”), and the subscriber signatory hereto (“Subscriber”).

WHEREAS, the Company and Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by (a) the provisions of Section 4(a)(2) and/ or Rule 506 of Regulation D (“Regulation D”) or (b) similar exemptions under state law or the provisions of Regulation S (“Regulation S”), each as promulgated by the United States Securities and Exchange Commission (the “Commission” or “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Company is offering, in a private placement transaction to (a) accredited investors and/or (b) investors who are not “U.S. Persons” as defined in Rule 902 of Regulation S (the “Offering”), up to 200 units (the “Units”) consisting of (i) 27,778 shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”) and (ii) a warrant (“Warrant”) to purchase 13,889 shares (the “Warrant Shares”) of Common Stock at an exercise price of $1.80 per Share, for a purchase of $25,000 per Unit (the “Purchase Price”), for gross proceeds of up to $5.0 million;

WHEREAS, the Subscriber desires to subscribe for and purchase in the Offering the number of Units indicated on the signature page hereto (the “Purchased Units”) for the aggregate Purchase Price indicated on the signature page hereto (the “Aggregate Purchase Price”);

WHEREAS, this Offering is being conducted pursuant to a private placement memorandum dated April 15, 2013 and the exhibits attached thereto (collectively, the “Offering Documents”); and

WHEREAS, certain piggy-back registration rights are being granted to Subscriber by the Company which are set forth on Exhibit A attached hereto.

NOW, THEREFORE, in consideration of the premises above, which are incorporated in this Agreement as if fully set forth below, and the mutual covenants and other agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Subscriber hereby agree as follows:

1.          Acceptance and Rejection; Closing; Conditions.

(a)          Acceptance or Rejection.

(i)          Upon execution, the Subscriber’s obligation to purchase the Purchased Units shall be irrevocable, and the Subscriber shall be legally bound to purchase the Purchased Units subject to the terms set forth in this Agreement.

(ii)          The Subscriber understands and agrees that the Company reserves the right to reject Subscriber’s subscription for any Units, in whole or in part, at any time prior to the closing of the purchase and sale of the Purchased Units for any or no reason, notwithstanding the Subscriber’s prior receipt of notice of acceptance of the Subscriber’s subscription.

(iii)          In the event of rejection of this subscription by the Company or if the sale of the Units is not consummated for any reason, this Agreement and any other agreement entered into between the Subscriber and the Company relating to the Offering shall thereafter be null and void and have no force or effect, and the Company shall promptly return or cause to be returned to the Subscriber the Aggregate Purchase Price remitted to the Company, without interest thereon or deduction therefrom.

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(b)          Closing; No Minimum Offering; Finders.

(i)          The Closing shall take place at the offices of Ellenoff Grossman & Schole LLP, 150 E. 42nd Street, New York, NY 10017, or such other place as determined by the Company (including remotely via deliver of electronic documents), at one or more closings (each a “Closing”) on or after the date the Aggregate Purchase Price for the Units (represented by cleared funds in the case of checks delivered) has been received by the Company, and assuming the satisfaction of the conditions set forth in Section 1(c) below. Promptly following the Closing, the Company shall deliver and issue to the Subscriber (at the address set forth on the signature page hereto), (i) copies of the signed Subscription Agreement and Confidential Investor Questionnaire (the “Confidential Investor Questionnaire”) provided to the Company by Subscriber; (ii) a share certificate evidencing the applicable number of shares of Common Stock subscribed for hereunder against payment in U.S. Dollars of the Purchase Price and (ii) a Warrant certificate evidencing the number of Warrant Shares Investor subscribed for hereunder.

(ii)          There is no minimum number of Units which the Company must sell before it receives, and has the right to expend, the net proceeds from the sale of any Units. The Company has a commitment from a third party investor to purchase no less than 50 Units, for a total minimum purchase price of $1.25 million; however, no assurances can be given that all or any of the full $5.0 million amount of the Offering in excess of $1.25 million will be subscribed for.

(iii)          The Subscriber specifically acknowledges and agrees that the Company has the right to retain finders who will seek to introduce accredited investors to the Company for potential participation in the Offering. The Company shall pay to such finders, from the gross proceeds of the Offering, customary fees not to exceed 13% in cash and 10% in warrants to purchase Common Stock (with an exercise price equal to the exercise price of the Warrants). Any such finders shall be broker-dealers registered with the Commission and the Financial Industry Regulatory Authority, Inc.

(c)          Closing Conditions. The Company’s right to accept the subscription of the Subscriber is conditioned upon satisfaction of the following conditions precedent on or before the date such subscription is accepted (any or all of which may be waived by the Company and the Subscriber in his, her or its sole discretion):

(i)          On the date of the Closing, no legal, administrative or regulatory action, suit or proceeding shall be pending which seeks to restrain or prohibit the transactions contemplated by this Agreement;

(ii)          The Board of Directors of the Company shall have approved the Offering and the issuance of the Units pursuant to this Agreement in accordance with the applicable laws of the jurisdiction of the Company’s incorporation;

(iii)          The Company shall not have previously rejected the Subscriber’s subscription for the Purchased Units, which the Company shall have the right to do even if the Aggregate Purchase Price for the Purchased Units (or any portion thereof) has been funded to the Company; and

(iv)          The representations and warranties of Subscriber contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct as of the Closing.

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(d)          Subscription. The Subscriber hereby subscribes for and agrees to purchase the number of Purchased Units indicated on the signature page hereof on the terms and conditions described herein.

(e)          Purchase of Units. The Subscriber understands and acknowledges that the purchase price to be remitted in exchange for the Purchased Units shall be $25,000 per Unit, for an Aggregate Purchase Price as set forth on the signature page hereto. The Subscriber’s delivery of an executed version of this Agreement to the Company or its legal counsel shall be accompanied by payment for the Purchased Units subscribed for hereunder, payable in United States dollars, by check or wire transfer to an account maintained by the Company as provided in the instructions above. The Subscriber understands and agrees that, subject to the terms of this Agreement and applicable laws, by executing this Agreement, he, she or it is entering into a binding agreement.

2.          Representations and Warranties of Subscriber. Subscriber represents and warrants to the Company as follows:

(a)    Subscriber acknowledges and understands that an investment in the Company involves a very high degree of risk and should not be undertaken if the Subscriber cannot afford to lose the Subscriber’s entire investment in the Company. The Subscriber acknowledges and confirms that the Subscriber can bear the economic risk of the purchase of the Purchased Units, including a total loss of the Subscriber’s investment. Subscriber acknowledges and agrees that such Subscriber’s investment in the Company is reasonable in relation to Subscriber’s net worth and financial needs.

(b)   Subscriber is either (1) an “accredited investor” as defined by Rule 501(a) of Regulation D (a copy of which definition is set forth on Exhibit B attached hereto) under the Securities Act or (2) not a “U.S. Person” as defined in Rule 902 of Regulation S under the Securities Act, and has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of Subscriber’s investment in the Purchased Units, of making an informed investment decision with respect thereto, and has the ability and capacity to protect Subscriber’s interests. Subscriber has experience with investing in early stage, pre-revenue companies.

(c)    Subscriber understands that the Purchased Units are not presently registered and other than as set forth herein the Company has no obligation to register the Purchased Units or assist the Subscriber in obtaining an exemption from registration. Subscriber understands that the Purchased Units will not be registered under the Securities Act on the ground that the issuance thereof is exempt under Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D as a transaction by an issuer not involving any public offering and that, in the view of the SEC, the statutory basis for the exemption claimed would not be present if any of the representations and warranties of Subscriber contained in this Agreement or those of other purchasers of the Purchased Units are untrue or, notwithstanding the Subscriber’s representations and warranties, the Subscriber currently has in mind acquiring any of the Purchased Units for resale upon the occurrence or non-occurrence of some predetermined event.

(d)   Subscriber is purchasing the Purchased Units subscribed for hereby for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing the Purchased Units made in full compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws; and that an investment in the Purchased Units is not a liquid investment.

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(e)    Subscriber acknowledges and understands that there exists no public market for the Purchased Units, that no such public market may develop in the future, that the Purchased Units, when issued, will be “restricted securities” and as a result, Subscriber acknowledges that the Purchased Units must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Subscriber is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resales of common stock purchased in a private placement subject to certain limitations and to the satisfaction of certain conditions provided for thereunder, including, among other things, the existence of a public market for the common stock, the availability of certain current public information about the Company, the resale occurring, in general, not less than six months after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and, in certain cases, the number of shares of common stock being sold during any three-month period not exceeding specified limitations.

(f)    Subscriber acknowledges that Subscriber has had the opportunity to ask questions of, and receive answers from, the Company or any authorized person acting on its behalf concerning the Company and its proposed business plan (including, without limitation, as described in the Offering Documents) and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Subscriber. In connection therewith, Subscriber acknowledges that Subscriber has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized person acting on its behalf. Subscriber has received and reviewed all the information concerning the Company and the Purchased Units that Subscriber desires (including, without limitation, the Offering Documents). Without limiting the generality of the foregoing, Subscriber has been furnished with or has had the opportunity to acquire, and to review, all information that Subscriber desires with respect to the Company’s business, management, financial affairs, prospects and risks. In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigations and the information (if any) furnished pursuant to this paragraph.

(g)    Subscriber has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform Subscriber’s obligations under the terms of this Agreement. This Agreement constitutes a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

(h)   Subscriber has carefully considered and has discussed with the Subscriber’s legal, tax, accounting and financial advisors, to the extent the Subscriber has deemed necessary, the suitability of this investment and the transactions contemplated by this Agreement for the Subscriber’s particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Agreement are a suitable investment for the Subscriber. Subscriber has relied solely on such advisors and not on any statements or representations of the Company or any of its agents. Subscriber understands that Subscriber (and not the Company) shall be responsible for Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(i)     This Agreement and the Confidential Investor Questionnaire does not contain any untrue statement of a material fact or omit any material fact concerning Subscriber.

(j)     There are no actions, suits, proceedings or investigations pending against Subscriber or Subscriber’s assets before any court or governmental agency (nor, to Subscriber’s knowledge, is there any threat thereof) which would impair in any way Subscriber’s ability to enter into and fully perform Subscriber’s commitments and obligations under this Agreement or the transactions contemplated hereby.

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(k)   The execution, delivery and performance of and compliance with this Agreement and the issuance of the Purchased Units will not result in any violation of, or conflict with, or constitute a default under, any of Subscriber’s articles or certificate of incorporation, by-laws, operating agreement, partnership agreement, or trust agreement, if applicable, or any agreement to which Subscriber is a party or by which it is bound, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Subscriber or the Purchased Units. If Subscriber is an individual, Subscriber has legal capacity to execute and deliver this Agreement.

(l)     Subscriber recognizes that no federal, state or foreign agency has reviewed, recommended or endorsed the purchase of the Purchased Units or any facts or circumstances related thereto.

(m) Subscriber acknowledges that he/she/it has carefully reviewed and considered the risk factors discussed in the “Risk Factors” section of the Offering Documents.

(n)   Subscriber understands that any and all certificates representing the Purchased Units and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend or one substantially similar thereto, which Subscriber has read and understands:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

In addition, the certificates representing the Purchased Units, and any and all securities issued in replacement thereof or in exchange therefor, shall bear such legend as may be required by the securities laws of (or based on) the jurisdiction in which Subscriber resides.

(o)   Because of the legal restrictions imposed on resale, Subscriber understands that the Company shall have the right to note stop-transfer instructions in its stock transfer records, and Subscriber has been informed of the Company’s intention to do so. Any sales, transfers or other dispositions of the Purchased Units by Subscriber, if any, will be made in compliance with the Securities Act and all applicable rules and regulations promulgated thereunder.

(p)   Subscriber represents that (i) Subscriber has (and could be reasonably assumed to have) the ability and capacity to protect his/her/its interests in connection with this investment; or (ii) Subscriber has a pre-existing personal or business relationship with either the Company or any agent thereof of such duration and nature as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or such affiliate and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects of this investment.

(q)   Subscriber further represents that the address of Subscriber set forth below is his/her principal residence (or, if Subscriber is a company, partnership or other entity, the address of its principal place of business); that Subscriber is purchasing the Purchased Units for Subscriber’s own account and not, in whole or in part, for the account of any other person; and that Subscriber has not formed any entity, and is not an entity formed, for the purpose of purchasing the Purchased Units.

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(r)     Subscriber understands that the Company shall have the unconditional right to accept or reject this subscription, in whole or in part, for any reason or without a specific reason, in the sole and absolute discretion of the Company (even after receipt and clearance of Subscriber’s funds). This Agreement is not binding upon the Company until accepted in writing by an authorized officer of the Company.

(s)    Subscriber has not been furnished with any oral representation or oral information in connection with or in any way relating to the Offering or the business or prospects of the Company that is not contained in, or is in any way contrary to or inconsistent with, statements made in this Agreement or the disclosures contained in the Offering Documents.

(t)     Subscriber represents that Subscriber is not subscribing for the Purchased Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting or any public announcement or filing of or by the Company or any of their affiliates, agents or representatives.

(u)   Subscriber has carefully read each of the Offering Documents, including but not limited to the Offering Documents and this Subscription Agreement (including all annexes and exhibits hereto and thereto), and agrees to each of the terms and provisions of this Subscription Agreement.

(v)   Subscriber acknowledges that no representations or warranties have been made to Subscriber by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Purchased Units the Subscriber is not relying upon any representations other than those contained in this Subscription Agreement.

(w)  Subscriber represents and warrants that Subscriber has kept and will keep confidential any information made available in connection with its investigation of the Company and its intended business and agrees that all such information shall be kept in confidence by the Subscriber and neither be used by the Subscriber for the Subscriber’s personal benefit (other than in connection with this subscription) nor disclosed to any third party for any reason (other than Subscriber’s legal and tax advisors) notwithstanding that the Subscriber’s subscription may not be accepted by the Company. Subscriber will not undertake any purchases of the Company’s securities while in possession of material non-public information regarding the Company (it being agreed and acknowledged by the Subscriber that the contents of the Offering Documents constitute material non-public information within the meaning of the U.S. federal securities laws).

(x)   If the Subscriber is a corporation, partnership, limited liability company, trust, or other entity, the person executing this Agreement hereby represents and warrants that the above representations and warranties shall be deemed to have been made on behalf of such entity and the Subscriber has made the same after due inquiry to determine the truthfulness of such representations and warranties.

(y)   If the Subscriber is a corporation, partnership, limited liability company, trust, or other entity, it represents that: (i) it is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all requisite power and authority to execute and deliver this Agreement and purchase the Purchased Units as provided herein; (ii) the execution and delivery of this Agreement and Subscriber’s purchase of the Purchased Units has been duly authorized by all necessary action on behalf of the Subscriber; (iii) all of the documents relating to the Subscriber’s subscription to the Purchased Units have been duly executed and delivered on behalf of the Subscriber and constitute a legal, valid and binding agreement of the Subscriber; and (iv) has not been organized for the specific purpose of purchasing the Purchased Units (unless all beneficial owners of the Subscriber are “accredited investors”) and is not prohibited from so purchasing the Purchased Units.

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3.          Representations and Warranties of the Company. The Company represents and warrants to Subscriber as follows:

(a)          The Company is duly organized and validly existing as corporations in good standing under the laws of its state of incorporation.

(b)          The Company has the corporate power and authority to enter into, deliver and perform this Agreement and the agreements to be entered into therewith.

(c)          All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement by the Company, and the issuance and sale of the Purchased Units to be sold by the Company pursuant to this Agreement.

(d)          This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(e)          The Purchased Units upon issuance:

(i)          are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws;

(ii)          have been, or will be, duly and validly authorized and on their respective dates of issuance the Common Stock, Warrants and Warrant Shares will be duly and validly issued, fully paid and non-assessable;

(iii)          will not subject the holders thereof to personal liability by reason of being such holders; and

(iv)          assuming the representations and warranties of Subscriber as set forth in Section 2 hereof are true and correct, will not result in a violation of Section 5 under the Securities Act.

(f)          No General Solicitation. Neither the Company, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Purchased Units.

(g)          Private Placement. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Purchased Units by the Company to Subscriber as contemplated hereby.

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4.          Indemnification; No Short Sales.

(a)          Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and its officers, directors, employees, agents, counsel, control persons and principal stockholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by Subscriber or breach of any representation or warranty by Subscriber in the Confidential Investor Questionnaire, this Agreement or in any Exhibits (the “Exhibits”) attached hereto, or other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof; or (ii) after any applicable notice and/ or cure periods, any breach or default in performance by Subscriber of any covenant or undertaking to be performed by Subscriber hereunder, or any other agreement entered into by Subscriber and the Company relating hereto.

(b)          If any action shall be brought against an indemnified party in respect of which indemnity may be sought pursuant to this Agreement, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the indemnified party. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party except to the extent that (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) the indemnifying party has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the indemnifying party and the position of the indemnified party, in which case the indemnifying party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The indemnifying party will not be liable to the indemnified party under this Agreement (y) for any settlement by an indemnified party effected without the indemnifying party’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the indemnified party’s breach of any of the representations, warranties, covenants or agreements made by the indemnified party in this Agreement.

(c)          The Subscriber, whether in its own capacity or through a representative, agent or affiliate, agrees that it will not enter into or effect any “short sales” of any publicly traded capital stock of the Company or any hedging, stabilization or other similar transaction, whether on a U.S. domestic exchange, Over-the-Counter Bulletin Board or the Pink Sheets or any foreign exchange for a period commencing on the issuance of the Purchased Units and ending one year after any registration statement covering the public sale of any Company securities has been declared effective by the SEC.

5.          Registration Rights. The Company hereby grants to the Subscriber the registration rights with respect to the Common Stock purchased in the Offering, and the Warrant Shares, set forth on Exhibit A hereto.

6.          Right to Participate in Future Financings. Immediately following the final Closing of this Offering, and for a period expiring on the later of: (i) the twelve-month anniversary of the date of such final Closing or (ii) as long as a majority of the Common Stock issued at the Closings are then-held by the Subscribers, each Subscriber shall have a right to participate with respect to all non-public equity or equity-linked capital raising transactions of the Company, subject to certain customary exceptions (each, a “Subsequent Financing”). The Company shall give advance written notice to the Subscribers prior to any Subsequent Financing. Each Subscriber shall have ten (10) business days from receipt of such notice to deliver a written notice to the Company that such Subscriber elects to exercise its right to participate in the Subsequent Financing with respect to an amount of the Subsequent Financing equal to (a) such Subscriber’s Pro Rata Share (as defined below) of the Subsequent Financing, plus (b) a pro rata amount (based upon the relative amount of the participating Subscribers’ respective Pro Rata Share) of the aggregate of the unsubscribed for Pro Rata Share of the other subscribers. “Pro Rata Share” of each Subscriber shall equal the ratio of (x) the subscription amount paid by such Subscriber for Units and (y) the sum of the aggregate subscription amounts purchased by all Subscribers participating in such Subsequent Financing.

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7.          Miscellaneous.

(a)          Notices. Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by fax if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid).

If to the Company, at:

Staffing 360 Solutions, Inc.

641 Lexington Ave

Suite 1526

New York, New York 10022

Telephone: (212) 634-641

Fax Number: (509) 694-8692

Attention: Alfonso J. Cervantes, President

With a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

150 E. 42nd Street, 11th Floor

New York, NY 10017

Telephone: (212) 370-1300

Facsimile: (212) 370-7889

Attention: Barry I. Grossman, Esq.

If to the Subscriber, at its address set forth on the signature page to this Subscription Agreement, or such other address as Subscriber shall have specified to the Company in writing.

(b)          Entire Agreement; Assignment. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be terminated, modified, waived or amended only by a writing executed and delivered by both parties. Neither the Company nor Subscriber has relied on any representations not contained or referred to in this Agreement. No right or obligation of a party shall be assigned or otherwise transferred without prior notice to and the written consent of the other party. Any assignment or transfer in violation of the foregoing shall be null and void.

(c)          Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, .pdf, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

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(d)          Law Governing this Agreement. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by the New York courts within the borders of such state, except with respect to the conflicts of law provisions thereof, and shall be binding upon the Subscriber and the Subscriber’s heirs, estate, legal representatives, successors and permitted assigns and shall inure to the benefit of the Company and their respective successors and assigns.

(e)          Consent to Jurisdiction. Any action relating to any dispute hereunder shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any such action instituted under this Section 7(e) and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury with respect to any such actions. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding under this Section 7(e) by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The Company and Subscriber hereby irrevocably waive and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

(f)          Drafting. This Agreement shall not be construed for or against a party based upon authorship.

(g)          Captions; Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or any other legal entity and a government or any department or agency thereof.

(h)          Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(i)          No Assignment. Subscriber agrees not to transfer or assign this Agreement or any of Subscriber’s interest herein and further agrees that the transfer or assignment of the Purchased Units acquired pursuant hereto shall be made only in accordance with all applicable laws.

(j)          No Revocation. Subscriber agrees that Subscriber cannot cancel, terminate, or revoke this Agreement or any agreement of Subscriber made hereunder, and this Agreement shall survive the death or legal disability of Subscriber and shall be binding upon Subscriber’s heirs, executors, administrators, successors, and permitted assigns.

(k)          Counsel. Subscriber acknowledges that it has been advised and has had the opportunity to consult with Subscriber’s own attorney and other advisors regarding this Agreement and Subscriber has done so to the extent that Subscriber deems appropriate.

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Signature Page for Individuals:

IN WITNESS WHEREOF, Subscriber agrees to purchase Units indicated below and has caused this Subscription Agreement to be executed as of the date indicated below.

$___________________________________	___________________________________
Aggregate Purchase Price	Number of Purchased Units
____________________________________	___________________________________
Print or Type Name	Print or Type Name (Joint-owner)
____________________________________	___________________________________
Signature	Signature (Joint-owner)
___________________________________	___________________________________
Date	Date (Joint-owner)
____________________________________	___________________________________
Social Security Number	Social Security Number (Joint-owner)

___________________________________	____________________________________
Address	Address (Joint-owner)

_______ Joint Tenancy	______ Tenants in Common

S-1

Signature Page for Partnerships, Corporations or Other Entities:

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

$ __________________________	_____________________________
Aggregate Purchase Price	Number of Purchased Units

____________________________________

Print or Type Name of Entity

_____________________________________________________________________________________

Address

____________________________________	____________________________________
Taxpayer I.D. No. (if applicable)	Date

By: ____________________________________	____________________________________
Signature:
Name:	Print or Type Name and Indicate
Title:	Title or Position with Entity

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Acceptance:

IN WITNESS WHEREOF, the Company has caused this Subscription Agreement to be executed, and the foregoing subscription accepted, as of the date indicated below, as to _______________________ Units.

STAFFING 360 SOLUTIONS, INC.

By: __________________________________

Name: Alfonso J. Cervantes

Title: President

Date: _____________________, 2013

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LIST OF EXHIBITS AND APPENDICES

Exhibit A	Registration Rights

EXHIBIT A

REGISTRATION RIGHTS

All shares of Common Stock sold in the Offering, including the Warrant Shares and any Common Stock which may be paid as a dividend on the Common Stock, will be deemed “Registrable Securities” subject to the provisions of this Exhibit A. All capitalized terms used but not defined in this Exhibit A shall have the meanings ascribed to such terms in the Subscription Agreement to which this Exhibit is attached.

1.          Piggy-Back Registration.

1.1          Piggy-Back Rights. If at any time on or after the date the Company consummates the Closing (but prior to the date that is five years from the date of the initial Closing) the Company proposes to file a Registration Statement (a “Registration Statement”) under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for a dividend reinvestment plan or (iii) in connection with a merger or acquisition, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities appearing on the books and records of the Company as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such Registration Statement, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). Subject to Section 1.2 below, the Company shall cause such Registrable Securities to be included in such registration and shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration.

1.2          Reduction of Offering. If the managing underwriter or underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with the Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 1, and the Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in any such registration:

(a)          If the registration is undertaken for the Company’s account: (A) first, the share of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the share of Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Subscriber (“Pro Rata”), that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

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(b)          If the registration is a “demand” (including a registration that was filed on behalf of holders of the Company’s securities pursuant to contractual rights that existed prior to the date of the sale of the Purchased Units) or “piggyback” registration undertaken at the demand of holders of shares of Common Stock, (A) first, the shares of Common Stock or other securities for the account of the demanding persons, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

1.3          Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 1.6 below.

1.4          The Company shall notify the Subscriber at any time when a prospectus relating to such Subscriber’s Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. At the request of the Subscriber, the Company shall also prepare, file and furnish to the Subscriber a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Subscriber agrees not to offer or sell any Registrable Securities covered by the Registration Statement after receipt of such notification until the receipt of such supplement or amendment.

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1.5          The Company may request the Subscriber to furnish the Company such information with respect to the Subscriber and the Subscriber’s proposed distribution of the Registrable Securities pursuant to the Registration Statement as the Company may from time to time reasonably request in writing or as shall be required by law or by the SEC in connection therewith, and the Subscriber agrees to furnish the Company with such information.

1.6          The Company agrees to bear all SEC registration and filing fees, printing and mailing expenses, and fees and disbursements of counsel and accountants for the Company in connection with the registration of Registrable Securities called for hereunder.

[End of Exhibit A]

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